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                                  EXHIBIT 5.1

                           [ICE MILLER LETTERHEAD]




August 4, 2005



Board of Directors
Haynes International, Inc.
1020 West Park Avenue
P.O. Box 9013
Kokomo, IN  46904-9013

Gentlemen:

     We have acted as counsel to Haynes International, Inc., a Delaware corporation (the "Company"), in connection with the registration of 2,975,151 shares of common stock (the "Shares"), covered by the Registration Statement on Form S-1 (together with all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act") relating to the sale of the Shares by certain selling stockholders named in the Registration Statement (the "Selling Stockholders"). Unless otherwise defined herein, capitalized terms used shall have the meaning assigned to them in the Registration Statement.

     In connection therewith, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. The Registration Statement, including the form of prospectus included therein, in the form filed with the Securities and Exchange Commission under the 1933 Act;

     2. A copy of the Company's Restated Certificate of Incorporation certified by the Secretary of State of Delaware on May 9, 2005 to be a true and correct copy thereof;

     3. A copy of the Amended and Restated Bylaws of the Company, as amended to date; and

     4. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

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Board of Directors
Haynes International, Inc.
August 4, 2005
Page 2

     We have also relied, without investigation as to the accuracy thereof, on other certificates of and oral and written communication from public officials and officers of the Company. We have made such examination of the laws of the State of Delaware as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Delaware.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when delivered by the Selling Stockholders to and paid for by the purchasers thereof, will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the prospectus, and to the reference to our firm in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 Very truly yours,


                                                 /s/ Ice Miller